                                  EXHIBIT 21.1

                             LIST OF SUBSIDIARIES

                                        JURISDICTION        DOING
NAME OF SUBSIDIARY                     OF INCORPORATION    BUSINESS AS
-------------------                     ----------------    ------------
Therapeutic Antibodies UK Ltd.          United Kingdom      Same

Therapeutic Antibodies
  Australasia Pty. Ltd.                 Australia           Same

TAb New Zealand Ltd.                    New Zealand         Same